CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 7 to the Registration Statement on Form N-6 (“Registration Statement”) (File No. 333-148224) of our report dated April 13, 2015 relating to the financial statements and financial highlights of the Lincoln Benefit Life Variable Life Account and our report dated April 13, 2015 relating to the financial statements and financial statement schedules of Lincoln Benefit Life Company, which appear in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
April 17, 2015